UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2021

Crinetics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38583	26-3744114
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10222 Barnes Canyon Road, Bldg #2

San Diego, California 92121

(858) 450-6464

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	CRNX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement

On July 28, 2021, Crinetics Pharmaceuticals, Inc. (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with the purchaser named therein for the private placement (the “Private Placement”) of 851,306 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at $17.62 per share. The private placement yielded gross proceeds of $15.0 million and is expected to close on August 2, 2021.

Pursuant to the Purchase Agreement, the Company also agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the Shares, to have such registration statement declared effective within the time period set forth in the Purchase Agreement, and to keep such registration statement effective for up to three years. The Company will pay all expenses of the registration, excluding fees of legal counsel for the purchaser of the Shares.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The purchaser represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives. The securities sold and issued in the Private Placement will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Securities Purchase Agreement filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On July 29, 2021, the Company issued a press release announcing that it has entered into the Purchase Agreement. A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Statements in this report that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the anticipated filing of a registration statement to cover resales of the Shares. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors. For a discussion of these and other factors, please refer to the Company’s annual report on Form 10-K for the year ended December 31, 2020 as well as the Company’s subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Item 3.02 Unregistered ales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated in this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

99.1	Stock Purchase Agreement, dated July 28, 2021, by and among the Company and the Purchaser named therein

99.2	Press Release dated July 29, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crinetics Pharmaceuticals, Inc.

Date: July 29, 2021	/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)

3